Exhibit 99.1

Ginkgo Bioworks Reports First Quarter 2026 Financial Results, Completes Divestiture of Biosecurity and Continues to Scale Autonomous Lab

Ginkgo provides an update on its first quarter financial results following the divestiture of its Biosecurity business

BOSTON, Mass – May 7, 2026 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”) today announced its results for the first quarter of 2026 that ended March 31, 2026. The update, including a webcast slide presentation with additional details on the first quarter, as well as supplemental financial information, will be available at investors.ginkgobioworks.com.

First Quarter 2026 Financial Results
•As previously announced, Ginkgo completed the divestiture of its Biosecurity business on April 3, 2026 and is presenting the financial results of operations for the former business within discontinued operations. Accordingly, Ginkgo’s previously reported financial results for comparable periods have been retrospectively recast to conform to this presentation and reflect Ginkgo as a single reporting segment.
•First quarter 2026 Revenue of $19 million compared to $38 million in the comparable prior year period, a decrease of 49%. As previously reported, the first quarter of 2025 benefited from $7 million of non-cash revenue from previously announced release of deferred revenue relating to the mutual termination of a customer agreement. Excluding this non-cash deferred revenue release, first quarter 2026 Revenue of $19 million, down from $31 million in the comparable prior year period, a decrease of 37%. The decrease in revenue is primarily attributed to ongoing program rationalization as part of our restructuring activities.
•First quarter 2026 GAAP net loss from continuing operations of $(76) million, compared to $(83) million in the comparable prior year period.
•First quarter 2026 Adjusted EBITDA of $(42) million, down from $(44) million in the comparable prior year period.
•Cash, cash equivalents and marketable securities balance as of March 31, 2026 of $373 million.

"We believe autonomous labs will replace the lab bench more quickly than people think," said Jason Kelly, Co-founder and CEO of Ginkgo Bioworks. "Nebula is already the world's largest autonomous lab with the ability to run real customer science around the clock and we're targeting to double its size this year. We see a large market that remains overwhelmingly manual today, and every experiment our Solutions, Datapoints, and Cloud Lab businesses run on Nebula generates revenue today while making the platform better for tomorrow. Ginkgo is singularly focused on leading the transition from the lab bench to autonomous research infrastructure that runs 24/7 and integrates directly with the AI models transforming drug discovery and industrial biotechnology."

Recent Business Highlights & Strategic Positioning
•We believe that autonomous labs will replace the bench.
◦The return on investment of the autonomous lab is clear for customers, with millions of square feet and tens of billions per year being spent on work happening at the lab bench
◦The autonomous lab is a machine that can run 24/7 and can be seamlessly integrated into emerging AI models
•Nebula, our autonomous lab, is showing what is possible at the bleeding edge.
◦Nebula is the world’s largest autonomous lab and in 2026 we are aiming to double its size
◦Recent coverage positions Ginkgo at the frontier of scientific innovation in the scientific (Nature), trade (R&D World), mainstream (Forbes, The Washington Post), and tech press (Sequoia’s Training Data, TBPN)
◦Policymakers and heads of R&D visit for our internal demonstrations. During SLAS 2026, over 500 visitors came to tour Nebula
•Cloud Lab, Datapoints, and Solutions are our version of Starlink.
◦They both create revenue and speed the development of the autonomous lab
◦We are seeing traction with our Cloud Lab from partners such as ProQR and Amazon, who included us as an integrated wet lab partner on their Amazon Bio Discovery platform

Full Year 2026 Outlook
•Ginkgo reaffirms expected total cash burn of $(150)-$(125) million in 2026.

Conference Call Details
Ginkgo will host a videoconference today, Thursday, May 7, beginning at 4:30 p.m. ET. The presentation will include an overview of the first quarter 2026, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:

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Webinar ID: 931 5925 7666

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks builds the tools that make biology easier to engineer for everyone. The company offers autonomous laboratories that replace manual laboratory work with robotics in the lab, greatly improving the productivity of scientists. Ginkgo's in-house autonomous lab is also available as a "Cloud Lab" through our Datapoints and Solutions contract research services. For more information, visit ginkgobioworks.com, read our blog, or follow us on social media channels such as X (@Ginkgo), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, including with respect to technology adaptations to meet our customers’ needs and the integration of our autonomous lab platform with third-party artificial intelligence models, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven, potential customer success, including successful application of our offerings by our customers, expected benefits from our strategic partnerships and collaborations (including with named partners such as ProQR and Amazon), the anticipated growth, scaling, capacity, capabilities and competitive position of our autonomous lab (including Nebula) and of our Cloud Lab, Datapoints and Solutions offerings, our beliefs and estimates regarding the size, composition, growth and pace of adoption of the market for autonomous laboratory and related services (including the displacement of manual laboratory work), expectations regarding the development, performance and future enhancements of our platform, and expectations with regard to revenue, including our ability to meet all milestones and achieve the maximum revenue available under certain of our customer arrangements, expenses, our full year 2026 outlook including the total cash burn guidance, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," "target," "goal," "aim," "design," "forecast," "outlook," "guidance," "seek" "position," and similar expressions, as well as the negatives of such terms. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our platform programs and assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith, (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies, including potential adverse effects from the U.S. government shutdown, (xiv) our ability to scale, expand the capacity of, and continue to develop the capabilities of our autonomous lab (including Nebula) on the timelines and to the extent we anticipate, (xv) the pace and degree to which autonomous laboratory infrastructure is adopted by, and displaces manual laboratory work in, the broader life sciences and industrial biotechnology markets, (xvi) the actual size, composition and growth of the addressable markets we target, which may differ materially from our estimates, (xvii) our ability to integrate our autonomous lab platform with third-party artificial intelligence models and other technologies, and the rate of development and adoption of such technologies, and (xviii) our ability to maintain and expand strategic partnerships and customer relationships, including those with named partners referenced in this release. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2026 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, cash flow and cash burn, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures. Ginkgo does not reconcile its forward-looking non-GAAP financial measures to the corresponding GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as unrealized equity gains and losses necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure, can be predicted with reasonable accuracy and is available to Ginkgo without unreasonable efforts. For the same reasons, Ginkgo is unable to address the probable significance of the unavailable information. Ginkgo provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the non-GAAP measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	As of March 31, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$ 143,864	$ 167,202
Marketable securities	229,592	255,418
Accounts receivable, net	19,815	24,026
Accounts receivable - related parties	454	229
Prepaid expenses and other current assets	16,230	24,963
Total current assets	409,955	471,838
Property, plant and equipment, net	163,020	167,371
Operating lease right-of-use assets	353,804	360,918
Investments	14,703	15,066
Intangible assets, net	48,860	53,482
Other non-current assets	39,522	47,167
Assets held for sale	3,211	3,854
Total assets	$ 1,033,075	$ 1,119,696
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 16,309	$ 10,566
Deferred revenue (includes $98 and $98 from related parties)	14,910	18,946
Accrued expenses and other current liabilities	48,376	66,458
Total current liabilities	79,595	95,970
Non-current liabilities:
Deferred revenue, net of current portion (includes $64,810 and $64,787 from related parties)	77,895	75,182
Operating lease liabilities, non-current	410,700	417,078
Other non-current liabilities	21,732	22,876
Total liabilities	589,922	611,106
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value (Note 8)	6	6
Additional paid-in capital	6,674,860	6,657,053
Accumulated deficit	(6,232,907)	(6,150,320)
Accumulated other comprehensive income	1,194	1,851
Total stockholders’ equity	443,153	508,590
Total liabilities and stockholders’ equity	$ 1,033,075	$ 1,119,696

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share data)

	Three Months Ended March 31,
	2026	2025
Revenue (1)	$ 19,474	$ 38,230

Costs and operating expenses:
Cost of other revenue	3,098	4,090
Research and development	49,920	70,923
General and administrative	37,830	39,723
Restructuring charges	—	4,466
Total operating expenses	90,848	119,202
Loss from operations	(71,374)	(80,972)
Other income (expense):
Interest income, net	3,596	6,081
Loss on investments	(1,214)	(3,693)
Other expense, net	(7,147)	(4,638)
Total other expense	(4,765)	(2,250)
Loss from continuing operations before income taxes	(76,139)	(83,222)
Income tax (benefit) expense	(80)	88
Net loss from continuing operations	$ (76,059)	$ (83,310)
Net loss from discontinued operations, net of tax	(6,528)	(7,647)
Net loss	$ (82,587)	$ (90,957)
Net loss per share:
Basic from continuing operations	$ (1.28)	$ (1.54)
Basic from discontinued operations	(0.11)	(0.14)
Basic	$ (1.39)	$ (1.68)
Weighted average common shares outstanding:
Basic	59,563,454	54,241,619
Comprehensive loss:
Net loss	(82,587)	(90,957)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(579)	849
Unrealized gains (loss) on available-for-sale securities	(78)	107
Total other comprehensive (loss) income	(657)	956
Comprehensive loss	$ (83,244)	$ (90,001)

(1)includes related party revenue of zero and $8,098 for the three months ended March 31, 2026 and 2025, respectively.

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss from continuing operations	$ (76,059)	$ (83,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,799	14,822
Stock-based compensation	15,853	17,386
Loss on investments	1,214	3,693
Change in fair value of notes receivable	6,759	5,285
Change in fair value of contingent consideration	—	(1,302)
Non-cash lease expense	7,114	7,379
Accretion of discount on marketable securities	(120)	—
Other non-cash activity	185	149
Changes in operating assets and liabilities:
Accounts receivable	(242)	(667)
Prepaid expenses and other current assets	5,930	(581)
Operating lease right-of-use assets	—	3,675
Other non-current assets	94	(167)
Accounts payable, accrued expenses and other current liabilities	(11,601)	8,869
Deferred revenue, current and non-current (includes zero and $(7,878) from related parties)	(2,606)	(13,190)
Operating lease liabilities, current and non-current	(4,995)	(4,790)
Other non-current liabilities	(758)	—
Net cash used in operating activities - continuing operations	(46,433)	(42,749)
Net cash used in operating activities - discontinued operations	(253)	(8,772)
Net cash used in operating activities	(46,686)	(51,521)
Cash flows from investing activities:
Purchases of marketable debt securities	(83,161)	(191,182)
Maturities of marketable debt securities	108,178	—
Purchases of property and equipment	(1,933)	(7,622)
Other	48	120
Net cash provided by (used in) investing activities	23,132	(198,684)

Cash flows from financing activities:
Principal payments on finance leases	(19)	(207)
Net cash used in financing activities	(19)	(207)
Effect of foreign exchange rates on cash and cash equivalents	(129)	74
Net decrease in cash, cash equivalents and restricted cash	(23,702)	(250,338)

Cash and cash equivalents, beginning of period	167,202	561,572
Restricted cash, beginning of period	45,169	44,171
Cash, cash equivalents and restricted cash, beginning of period	212,371	605,743

Cash and cash equivalents, end of period	143,864	312,420
Restricted cash, end of period	44,805	42,985
Cash, cash equivalents and restricted cash, end of period	$ 188,669	$ 355,405

The following table presents summary results of the Company’s reportable segment, including significant expenses, and a reconciliation to loss from continuing operations before income taxes (in thousands):

	Three Months Ended March 31,
	2026	2025
Revenue	$ 19,474	$ 38,230
Costs and operating expenses:
Cost of other revenue (1)	2,672	3,121
Research and development (1)	30,105	48,670
General and administrative (1)	12,723	19,654
Stock-based compensation (2)	16,708	17,713
Depreciation and amortization	12,799	14,822
Restructuring charges (3)	—	4,466
Carrying cost of excess space (net of sublease income) (4)	15,842	11,674
Merger and acquisition related expense (income) (5)	—	(918)
Other (income) expense, net (6)	4,764	2,250
Loss from continuing operations before income taxes	$ (76,139)	$ (83,222)

(1) The costs and operating expenses exclude expenses which are separately captioned below.
(2) Includes $0.9 million and $0.4 million in employer payroll taxes for three months ended March 31, 2026 and 2025, respectively.
(3) See Note 3, Restructuring, for composition of costs.
(4) The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities the Company is not occupying, net of any sublease income from these spaces.
(5) Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) securities litigation costs.
(6) Includes interest income, interest expense, loss on investments, changes in fair value of certain assets and liabilities, and other gains and losses.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net loss from continuing operations (1)	$ (76,059)	$ (83,310)
Interest income, net	(3,596)	(6,081)
Income tax (benefit) expense	(80)	88
Depreciation and amortization	12,799	14,822
EBITDA	(66,936)	(74,481)
Stock-based compensation (2)	16,708	17,713
Restructuring charges (3)	—	4,466
Merger and acquisition related (income) expense (4)	—	(918)
Loss (gain) on investments	1,214	3,693
Change in fair value of notes receivable	6,759	5,285
Adjusted EBITDA	$ (42,255)	$ (44,242)
(1)All periods include non-cash revenue when earned, including $7.5 million recognized in the three months ended March 31, 2025, pursuant to the release of deferred revenue related to the mutual termination of a customer agreement.
(2)Includes $0.9 million and $0.4 million in employer payroll taxes for the three months ended March 31, 2026 and 2025, respectively.
(3)Restructuring charges primarily consist of employee termination costs from the reduction in force commenced in June 2024.
(4)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) securities litigation costs. Not included in this adjustment are acquired in-process research and development expenses, which totaled zero for both the three months ended March 31, 2026 and 2025, respectively.